Exhibit 4.2

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

This First Amendment to Registration Rights Agreement (this “Amendment”) is made and entered into as of December 6, 2012 by and between HALCÓN RESOURCES CORPORATION, a Delaware corporation (the “Company”), and HALRES LLC, a Delaware limited liability company (“HALRES”).

RECITALS

WHEREAS, the Company (formerly known as RAM Energy Resources, Inc.) and HALRES (formerly known as Halcón Resources LLC) entered into that certain Registration Rights Agreement dated as of February 8, 2012 (the “HALRES Agreement”);

WHEREAS, the Company and CPP Investment Board PMI-2 Inc. (“CPPIB”) are parties to that certain Stockholders Agreement, dated as of the date hereof (the “Stockholders Agreement”), pursuant to which the Company has provided CPPIB with certain registration rights with respect to shares of Common Stock issued to CPPIB on the date hereof;

WHEREAS, the Company and HALRES each desires to amend the HALRES Agreement to waive the HALRES piggy-back registration rights with respect to the registration rights of CPPIB under the Stockholders Agreement and to allow CPPIB to exercise its piggy-back registration rights pursuant to the Stockholders Agreement on a pro rata basis with the piggy-back registration rights of HALRES pursuant to the HALRES Agreement; and

WHEREAS, capitalized terms used but not defined herein have the meanings ascribed to such terms in the HALRES Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 3.1 of the HALRES Agreement is hereby amended and restated to read in its entirety as follows:

“3.1 If the Company proposes to file, on its own behalf or on behalf of any holder of Common Stock or other securities of the Company, a Registration Statement under the Securities Act on Form S-1 or S-3 or similar forms available for use by the Company, other than pursuant to Section 2 of this Agreement or Section 4 of that certain Stockholders Agreement (the “Stockholders Agreement”) dated as of December 6, 2012 by and between the Company and CPP Investment Board PMI-2 Inc. (“CPPIB”), or on Form S-8 in connection with a dividend reinvestment, employee stock purchase, option or similar plan or on Form S-4 in connection with a merger, consolidation or reorganization, the Company shall give written notice to each Stockholder at least ten (10) days before the filing with the Commission of such Registration Statement. Such notice shall offer to include in such filing all or a portion of the Registrable Securities owned by each Stockholder. If a Stockholder desires to include all or a portion of its Registrable Securities in such Registration Statement, it shall give written notice to the Company within three (3) business days after the date of mailing of such offer specifying the amount of Registrable Securities to be registered (for purposes of this Section 3, “Shares”). The Company shall thereupon include in such filing the Shares, subject to priorities in registration set forth in this Agreement, and subject to its right to withdraw such filing, and shall use its reasonable best efforts to effect the registration under the Securities Act of the Shares. Notwithstanding anything in this Section 3 to the contrary, in the event that CPPIB elects to include shares of common stock of the Company in such Registration Statement pursuant to the exercise of its piggy-back rights under Section 5 of the Stockholders Agreement, then the Company will include in such Registration Statement the Registrable Securities owned by participating Stockholders and the common stock held by CPPIB pro rata on the basis of the amount of shares of common stock (including Registrable Shares) so proposed to be sold and so requested to be included by Stockholders and CPPIB.”

2. The provisions of the HALRES Agreement shall remain in full force and effect except as expressly amended and modified by this Amendment. This Amendment and the rights and obligations of the parties hereunder shall be governed, construed and enforced in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

HALCÓN RESOURCES CORPORATION

By:	/s/ David S. Elkouri
Name:	David S. Elkouri
Title:	Executive Vice President and
General Counsel

HALRES LLC

By:	/s/ Floyd C. Wilson
Name:	Floyd C. Wilson
Title:	President

Signature Page to

First Amendment to

Registration Rights Agreement